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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 10, 2000


                                HEALTHRITE, INC.
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             (Exact name of registrant as specified in its charter)


               DELAWARE                    000-23016             13-3714405 .
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(State or other jurisdiction        (Commission File Number)   (IRS Employer
 of incorporation or organization)                              Ident. No.)


11445 CRONHILL DRIVE, OWING MILLS, MARYLAND                          21117 .
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  (Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (410)-581-8042


                                                                   .
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events

     The HealthRite Annual Shareholder Meeting was held on May 5, 2000 in Washington, D.C. The Shareholders (84% voted in favor) elected the following slate of Directors: Mr. Bradley T. MacDonald, Rev. Donald F. Reilly, O.S.A., Mr. Michael C. MacDonald, Mr. Scott Zion and Ms. Kristina DeSantis. Richard A. Eisner, LLP, auditors for HealthRite, Inc. failed to receive a majority of the Shareholder votes.

     The Directors elected Mr. Bradley T. MacDonald as Chairman of the Board, CEO, Treasurer and Secretary, and Mr. Scott Zion as Assistant Secretary of the Corporation.

     The Board of Directors and major shareholders of HealthRite, Inc. were concerned about the high cost of the annual audit and the expenses related to a New York firm auditing a small Baltimore Manufacturing Company with all the accounting functions in one location with plant, equipment and inventory. The Board of Directors of HealthRite, Inc. after reviewing proposals, has selected Wooden & Benson Chartered of Towson, Maryland as the new independent auditors for HealthRite, Inc. for the year 2000. The Company has also engaged Silver & Silver, a 40-year old accounting firm located in Owings Mills, Maryland, as the contract accounting firm to restructure the accounting department and review the billings of the 1999 audit and give recommendations as to the final settlement. The restructuring of finance and accounting for HealthRite will reduce cost, while improving efficiencies, for the year 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HEALTHRITE, INC.

Dated:  May 10, 2000

                                         /S/  BRADLEY T. MACDONALD
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                                              Bradley T. MacDonald
                                              Chairman and Chief Executive
                                              Officer